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                              HOOPER HOLMES, INC.

                            1999 STOCK OPTION PLAN
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                               TABLE OF CONTENTS

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
ARTICLE 1.   DEFINITIONS................................................       1
             1.1    Beneficiary.........................................       1
             1.2    Board...............................................       1
             1.3    Code................................................       1
             1.4    Committee...........................................       1
             1.5    Common Stock........................................       1
             1.6    Company.............................................       1
             1.7    Effective Date......................................       1
             1.8    Employee............................................       1
             1.9    Employment Period...................................       1
             1.10   Exchange Act........................................       1
             1.11   Fair Market Value...................................       2
             1.12   Grantee.............................................       2
             1.13   Incentive Stock Option..............................       2
             1.14   Insider Participant.................................       2
             1.15   Noninsider Participant..............................       2
             1.16   Nonqualified Option.................................       3
             1.17   Option..............................................       3
             1.18   Option Agreement....................................       3
             1.19   Optionee............................................       3
             1.20   Option Price........................................       3
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
             1.21   Plan................................................       3
             1.22   Reload Option.......................................       3
             1.23   Retirement..........................................       3
             1.24   Rule 16b-3..........................................       3
             1.25   Stock Appreciation Right............................       4
             1.26   Stock Appreciation Right Agreement..................       4
             1.27   Subsidiary..........................................       4
             1.28   Total Disability....................................       4

ARTICLE 2    PURPOSE....................................................       4
             2.1    Purpose.............................................       4
             2.2    Effective Date......................................       5

ARTICLE 3    ELIGIBILITY................................................       5
             3.1    Persons Eligible....................................       5
             3.2    Notice..............................................       5
             3.3    Grant Contingent Upon Written Agreement.............       6

ARTICLE 4    COMMON STOCK COVERED BY THE PLAN...........................       6
             4.1    Maximum Number of Shares............................       6
             4.2    Source of Shares....................................       6
             4.3    Adjustment to Number of Shares......................       6

ARTICLE 5    TERMS AND CONDITIONS OF OPTIONS............................       6
             5.1    Option Price........................................       7
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
             5.2    Date of Option Grant................................       7
             5.3    Exercise of Option..................................       7
             5.4    Sales of Stock Underlying Options...................       7
             5.5    Option Period.......................................       9
             5.6    Accelerated Vesting in the Event of Death,
                    Disability, Retirement, Change in Control or Other
                    Transactions........................................       9
             5.7    Exercise in the Event of Death, Disability,
                    Retirement, or Termination of Employment............      11
             5.8    Payment of Option Price.............................      12
             5.9    Reload Options......................................      12
             5.10   Additional Terms Applicable to Incentive Stock
                    Options.............................................      13

ARTICLE 6    STOCK APPRECIATION RIGHTS..................................      16
             6.1    General.............................................      16
             6.2    Exercise and Payments...............................      17
             6.3    Restrictions........................................      18

ARTICLE 7    LOANS......................................................      20
             7.1    Loans...............................................      20
             7.2    Promissory Note.....................................      20
             7.3    Pledge..............................................      21

ARTICLE 8    DESIGNATION................................................      21
             8.1    Designation and Change of Designation...............      21
             8.2    Absence Of Valid Designation........................      21
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
ARTICLE 9    ADMINISTRATION OF THE PLAN.................................      22
             9.1    Committee...........................................      22
             9.2    Powers of Committee.................................      22
             9.3    Action by Committee.................................      22
             9.4    Grant of Option and/or Stock Appreciation Right.....      23
             9.5    Indemnification.....................................      23
             9.6    Reliance............................................      24
             9.7    Agents..............................................      24

ARTICLE 10   AMENDMENT AND TERMINATION..................................
             10.1   Amendment...........................................      25
             10.2   Termination.........................................      25
             10.3   Periodic Review of  Plan............................      25

ARTICLE 11   MISCELLANEOUS PROVISIONS...................................      26
             11.1   No Rights as Shareholder............................      26
             11.2   No Rights to Continued Employment...................      26
             11.3   Compliance with Other Laws and Regulations..........      26
             11.4   Payments to Person Other Than Employee..............      27
             11.5   Use of Proceeds.....................................      27
             11.6   No Right to Options and Stock Appreciation Rights...      27
             11.7   Withholding.........................................      27
             11.8   Nontransferability..................................      28
             11.9   Investment Representation...........................      28
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
             11.10  No Right, Title, or Interest in Company's Assets....      29
             11.11  Headings............................................      29
             11.12  Governing Law.......................................      29
             11.13  Pronouns............................................      29
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                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Beneficiary shall mean the individual or entity designated in
          -----------
accordance with Article 8 of the Plan to receive any amounts payable under the Plan upon the death of an Optionee or Grantee.

     1.2  Board shall mean the Board of Directors of the Company.
          -----

     1.3  Code shall mean the Internal Revenue Code of 1986, as amended.
          ----

     1.4  Committee shall mean those individuals who are appointed by the
          ---------
Board to administer the Plan in accordance with the provisions of Article 9 of the Plan, or if no Committee is appointed, then the Board shall constitute the Committee.

     1.5  Common Stock shall mean the common stock of the Company.
          ------------

     1.6  Company shall mean Hooper Holmes, Inc., its Subsidiaries and their
          -------
successors and assigns.

     1.7  Effective Date shall have the meaning ascribed to such term in Section
          --------------
2.2 of the Plan.

     1.8  Employee shall mean a person employed by the Company.
          --------

     1.9  Employment Period shall have the meaning ascribed to such term in
          -----------------
Section 3.3 of the Plan.

     1.10 Exchange Act shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

                                       1
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     1.11 Fair Market Value shall mean, as applied to a specific date, the
          -----------------
closing price for the Common Stock on such date as reported on the principal stock exchange upon which the Company's Common Stock is listed, or if the Common Stock is not listed on any stock exchange, then the closing price on the National Association of Securities Dealers Automated Quotation Service ("NASDAQ"); or if the Common Stock is not listed on NASDAQ, then the mean between the most recent bid and asked prices on any other recognized trading market or if no common Stock was traded on the relevant date, on the next preceding day on which Common Stock was so traded. If no such market exists, then the Committee shall determine in good faith the fair market value of the Common Stock.

     1.12 Grantee shall mean an Employee to whom a Stock Appreciation Right has
          -------
been granted under this Plan.

     1.13 Incentive Stock Option shall mean any Option granted under this Plan
          ----------------------
which the Committee intends (at the time it is granted) to be an Incentive Stock Option within the meaning of Section 422 of the Code.

     1.14 Insider Participant shall mean any Employee who is selected by the
          -------------------
Committee to receive options and/or Stock Appreciation Rights under the Plan and who is subject to the requirements of Section 16(a) of the Exchange Act, and the rules and regulations thereunder.

     1.15 Noninsider Participant shall mean any person who is selected by the
          ----------------------
Committee to receive options and/or Stock Appreciation Rights under the Plan who is not an Insider Participant.

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     1.16 Nonqualified Option shall mean any Option granted under this Plan
          -------------------
which is not an Incentive Stock Option.

     1.17 Option shall mean the right of an Optionee selected pursuant to
          ------
Section 9.4 of the Plan, to purchase Common Stock in accordance with the provisions of this Plan.

     1.18 Option Agreement shall mean the agreement evidencing the grant of an
          ----------------
Option entered into between the Optionee and the Company pursuant to Section 3.3 of the Plan.

     1.19 Optionee shall mean any Employee who satisfies the eligibility
          --------
requirements of Article 3 of the Plan and who is selected by the Committee to receive an Option under the Plan.

     1.20 Option Price shall mean the price per share of Common Stock to be
          ------------
paid by an Optionee upon exercise of an Option, as stated in the Option
Agreement.

     1.21 Plan shall mean the Hooper Holmes, Inc. 1999 Stock Option Plan and any
          ----
amendments thereto.

     1.22 Reload Option shall have the meaning ascribed to such term in Section
          -------------
5.9.

     1.23 Retirement shall mean a termination of employment, for reasons other
          ----------
than Total Disability or death, upon or following an Optionee's or Grantee's attainment of age fifty-five (55) and completion of at least ten (10) years of service with the Company, or at such earlier time as the Committee may determine.

     1.24 Rule 16b-3 shall mean Rule 16b-3 of the General Rules and Regulations
          ----------
under the Exchange Act or any successor act then in effect.

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     1.25 Stock Appreciation Right shall mean a right to receive a payment from
          ------------------------
the Company, granted in the discretion of the Committee in accordance with
Article 6.

     1.26 Stock Appreciation Right Agreement shall mean the agreement evidencing
          ----------------------------------
the grant of a Stock Appreciation Right entered into between the Grantee and the Company pursuant to Section 3.3 of the Plan.

     1.27 Subsidiary shall mean any subsidiary of the Company which meets the
          ----------
definition of a "subsidiary corporation" set forth in Section 424(f) of the Code, at the time of granting of the Option or Stock Appreciation Right in question.

     1.28 Total Disability shall mean the complete and permanent inability by
          ----------------
reason of illness or accident to perform the duties of the occupation at which an Optionee or Grantee was employed by the Company when such disability commenced. The Committee in its sole discretion shall determine based on the aforementioned standard whether an Optionee or Grantee is totally disabled. All determinations as to the date and extent of disability of any Optionee or Grantee shall be made by the Committee, upon the basis of such evidence, including independent medical reports and data, as the Committee deems necessary and desirable, and all such determinations of the Committee shall be final. Notwithstanding the foregoing, for purposes of Sections 5.7 (a) and 5.10 (d) , the impairment shall also meet the definition of permanent and total disability set forth in Section 22(e) of the Code.

                                  ARTICLE II
                                    PURPOSE
                                    -------

     2.1  Purpose.  The purpose of this Plan is to reward key managers and
          -------
Employees for exerting their best efforts on behalf of the Company, to induce such Employees to remain in the employ of the Company, to attract talented individuals to join the Company, to motivate such Employees to continue to exert their best efforts on behalf of the Company, and to encourage such Employees to secure or increase on reasonable terms their stock ownership in the Company through the grant of Options and Stock Appreciation Rights. The Board believes the Plan will promote the continuity of management and provide increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

     2.2  Effective Date.  The Plan shall become effective on January 26, 1999,
          --------------
provided that, with respect to Incentive Stock Options, the Plan is approved by the stockholders of the Company within twelve (12) months after the date of such adoption. No Option or Stock Appreciation Right shall be granted after the expiration of ten (10) years from the date the Plan was adopted by the Board.

                                  ARTICLE III
                                  ELIGIBILITY
                                  -----------

     3.1  Persons Eligible.  An Option and/or Stock Appreciation Right may be
          ----------------
granted under the Plan by the Committee only to a present or future key manager or Employee of the Company. The Committee shall determine, in its sole discretion, who is a key manager or Employee and its decision shall be final, binding and conclusive.

     3.2  Notice.  Within thirty (30) days from the date of the decision by the
          ------
Committee to grant an Option and/or Stock Appreciation Right to an Employee pursuant to Section 9.4 of the Plan, the Committee shall provide such individual with written notice of such decision.

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     3.3  Grant Contingent Upon Written Agreement.  An Employee shall be granted
          ---------------------------------------
the Option and/or Stock Appreciation Right only if he enters into an Option or Stock Appreciation Right Agreement with the Company within thirty (30) days after the date upon which he receives the notice required by Section 3.2 of the Plan. The Option or Stock Appreciation Right Agreement shall provide that he will remain in the employment of the Company for a period of at least twenty-four (24) months from the date on which the Option and/or Stock Appreciation Right is granted under the Plan (the "Employment Period"), or until his earlier Retirement, and at such compensation as the Company shall reasonably determine from time to time. Unless the Option or Stock Appreciation Right Agreement provides otherwise, the Option and/or Stock Appreciation Right shall not be exercisable prior to the completion of the Employment Period. An Option
Agreement shall specify whether the Option is a Nonqualified Option or an Incentive Stock Option and shall also contain the terms and conditions set forth in Article 5 of the Plan. A Stock Appreciation Right Agreement shall specify whether the Stock Appreciation Right is related to the exercise of an option (such that the exercise of one automatically cancels the right to exercise all or a portion of the other) or is granted independently of any Option (such that the exercise of one does not cancel the right to exercise all or a portion of the other) and shall also contain the terms and conditions set forth in Article
6 of the Plan.

                                  ARTICLE IV
                       COMMON STOCK COVERED BY THE PLAN
                       --------------------------------

     4.1  Maximum Number of Shares.  The maximum number of shares of Common
          ------------------------
Stock which may be issued pursuant to the exercise of Options and Stock Appreciation Rights granted under this Plan is one million (1,000,000), subject to the adjustments provided in Section 4.3 of the Plan.

     4.2  Source of Shares.  Shares of authorized but previously unissued Common
          ----------------
Stock, Common Stock held in the treasury of the Company, or Common Stock purchased on the open market by the Company (at such time or times and in such manner as the Company may determine) will be reserved for issue upon the exercise of the Options and Stock Appreciation Rights granted under this Plan subject to Section 4.3 of the Plan. If any Option or Stock Appreciation Right granted under the Plan shall terminate or expire, without having been exercised in full, or be canceled as to any shares, new Options and Stock Appreciation Rights may thereafter be granted covering such shares.

     4.3  Adjustment to Number of Shares.  In the event (a) any stock dividend,
          ------------------------------
recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares results in any change in Common Stock; or (b) any other similar change affects the Common Stock, the number and kind of shares which thereafter may be covered by an Option or Stock Appreciation Right granted under the Plan and the number and kind of shares subject to outstanding Option and Stock Appreciation Right Agreements and the price per share of such shares shall be proportionately adjusted by the Committee to prevent substantial dilution or enlargement of the rights granted to, or available for, Optionees and Grantees in the Plan.

                                   ARTICLE V
                        TERMS AND CONDITIONS OF OPTIONS
                        -------------------------------

          Each Option granted under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate as evidenced in the Option Agreement.

     5.1  Option Price.
          ------------

          (a)  Incentive Stock Options.  The price per share of Common Stock
               -----------------------
subject to an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted, except as provided in Section 5.10(c) below.

          (b)  Nonqualified Options.  The price per share of Common Stock
               --------------------
subject to a Nonqualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date such Nonqualified Option is granted.

     5.2  Date of Option Grant.  An Option shall be deemed to be granted on the
          --------------------
date the Committee acts to grant the Option provided that the Optionee enters into an Option Agreement within the period specified in Section 3.3.

     5.3  Exercise of Option.  The Committee, in its sole discretion, may
          ------------------
provide that an entire Option or any portion of an Option, may not be exercised until completion of the Employment Period and thereafter only on or following such date or dates specified in the Option Agreement. An Option shall be exercised by (a) written notice to the Committee of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (b) payment for such shares as specified in Section 5.8 of the Plan.

     5.4  Sales of Stock Underlying Options.  Notwithstanding anything in the
          ---------------------------------
Plan to the contrary, except in the case of sales by an executor or administrator of the estate of a deceased Insider Participant, shares of Common Stock acquired through the exercise of an Option granted hereunder to an Insider Participant may not be disposed of until a date at least six months after the date of the grant of such option as specified in the Option Agreement, unless such disposition would not otherwise result in liability under Section 16(b) of the Exchange Act.

     5.5  Option Period.  Each Option Agreement shall specify the period during
          -------------
which the Option may be exercised and shall provide that the Option shall expire at the end of such period. The Committee may, in its sole discretion, extend such period. However, in no event shall such period, including any extensions, exceed ten years from the date of grant. Subject to Section 5.7 of the Plan, the Option may be exercised by the Optionee only while he remains employed by the Company.

     5.6 Accelerated Vesting in the Event of Death, Disability, Retirement, Change in Control or Other Transactions.

            (a) Unless specifically stated otherwise in the Option Agreement, an Option granted under this Plan that is not fully vested and exercisable as of the date the Optionee terminates his employment with the Company because of his death, Total Disability, or Retirement shall become vested and exercisable in full on such date.

            (b) Unless specifically stated otherwise in the Option Agreement, all outstanding Options will become vested and exercisable immediately in the event there is an actual or threatened change in control of the Company.

                  (1) Change in Control.  A "change in control of the Company"
                      -----------------
 is defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes, after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities,
(ii) during any period of twenty-four consecutive months during the term of an Option or Stock Appreciation Right, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, or (iii) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company).

                  (2) Threatened Change in Control.  A "threatened change in
                      ----------------------------
control of the Company" is defined as any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Company as defined in clause (1) above.

            (c) If, in connection with any merger, consolidation, sale or transfer by the Company of substantially all its assets, any Option or Stock Appreciation Right is not to be assumed by the surviving corporation or the purchaser, then the Committee, in its sole discretion, may advance the date of termination of such Option or Stock Appreciation Right, and the date on which such option or Stock Appreciation Right or any portion of such Option or Stock Appreciation Right, not then exercisable, may be exercised. However, such date shall be not more than fifteen days prior to such merger, consolidation, sale or transfer.

     5.7  Exercise in the Event of Death, Disability, Retirement, or
          ----------------------------------------------------------
Termination of Employment.
-------------------------

            (a) Death, Disability and Retirement. If an Optionee dies (i) while an Employee of the Company or (ii) within three months after termination of his employment with the Company because of a Total Disability, his Options may be exercised by his Beneficiary at any time, or from time to time, but not later than the expiration date specified in the Option Agreement in accordance with
Section 5.5 of the Plan. If an Optionee's employment with the Company terminates due to Total Disability and such Optionee has not died within three months following the Optionee's termination of employment, the Optionee may exercise his Options at any time, or from time to time, but not later than the expiration date specified in the Option Agreement in accordance with Section 5.5 of the Plan or twelve months after termination of employment, whichever is earlier. If an Optionee's employment terminates by reason of his Retirement all rights to exercise his Option shall terminate no later than the expiration date specified in the Option Agreement in accordance with Section 5.5 of the Plan or twelve months after termination of employment or on such other date determined by the Committee, whichever is earlier.

            (b) Termination of Employment.  If an Optionee's employment
                -------------------------
terminates voluntarily or involuntarily for any reason other than death, Total Disability or Retirement, all rights to exercise his Options shall terminate no later than the expiration date specified in the Option Agreement in accordance with Section 5.5 of the Plan or thirty days from the date of such termination of employment, whichever is earlier, unless the Committee decides that such Option shall terminate on the date of such termination of employment.

     5.8  Payment of Option Price.  Each Option Agreement shall provide that the
          -----------------------
Option Price of the shares subject to an Option shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, (a) Common Stock already owned by the Optionee having a total fair market value equal to the Option Price, or (b) a combination of cash and Common Stock having a total fair market value equal to the Option Price.

     5.9  Reload Options.  The Committee, in its sole discretion, may provide in
          --------------
the Option Agreement for the automatic award of a new Option (a "Reload Option") in the event an Optionee exercises his original Option, in whole or in part, by surrendering previously acquired shares of Common Stock or a portion of the shares being acquired upon exercise of the Option. Any such Reload Option shall be for a number of shares of Common Stock equal to the number of surrendered shares, shall become exercisable only in the event the shares purchased with the original Option are held for a minimum period of time established by the Committee and set forth in the Option Agreement, and shall be subject to such other terms and conditions as provided in this Section 5.9 and as the Committee may otherwise determine. The Option Price of a Reload Option shall be no less than the Fair Market Value on the date of grant of the Reload Option. If the shares of Common Stock which are issued upon exercise of the original Option are sold prior to the expiration of the minimum period established by the Committee, then the Reload option shall immediately terminate and the Optionee shall have no further rights with respect to that Reload Option. The Option Agreement shall state whether any Reload Options that may be issued under such Option Agreement shall be Incentive Stock Options or Nonqualified Options.

     5.10 Additional Terms Applicable to Incentive Stock Options.  All Options
          ------------------------------------------------------
issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 5.1-5.9 above, to those contained in this Section 5.10.

          (a) Special Limitation on Incentive Stock Option Grants.
              ---------------------------------------------------
Notwithstanding any contrary provisions contained elsewhere in this Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock (and stock of a Subsidiary) with respect to which Incentive Stock Options granted under this Plan and stock Options that satisfy the requirements of Section 422 of the Code granted under any other stock option plan or plans maintained by the Company (or any Subsidiary) are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000 for such year. The foregoing limitation shall not take into account stock Options which, by their terms, provide that they shall not be treated as Incentive Stock Options.

          (b) Special Limitation on Incentive Stock Option Treatment.
              -------------------------------------------------------

                  (1) In General.  To the extent that, as a result of the
                      ----------
rules described in Section 5.6 or otherwise, the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options granted to an Optionee are exercisable for the first time during any calendar year exceeds $100,000, such Options shall not be treated as Incentive Stock Options or otherwise as stock Options which satisfy the requirements of Section 422 of the Code.

                  (2) Ordering Rule.  Clause (1) shall be applied by taking
                      -------------
Incentive Stock Options into account in the order that they were granted.

               (3) Allocation Rule.  To the extent that the Fair Market Value of
                   ---------------
Common Stock for which the Optionee has been granted an Incentive Stock Option causes the aggregate Fair Market Value of all Common Stock with respect to which the Optionee has been granted Incentive Stock Options exercisable for the first time during any calendar year to exceed $100,000, such Option shall be treated as not qualifying as an Incentive Stock Option, and, unless the Company designates which Common Stock acquired by such Option is to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate (or certificates) for such stock and identifying such certificate (or certificates) as Incentive Stock Option stock in its stock transfer records, an equal proportion of each share of Common Stock acquired pursuant to such Option shall be treated as if acquired pursuant to the exercise of an Option that does not satisfy the requirements of Section 422 of the Code.

               (4) Special Definitions.  For purposes of this subsection (b),
                   -------------------
Stock Options granted to an Optionee under any other stock option plan or plans maintained by the Company (or any subsidiary) that satisfy the requirements of
Section 422 of the Code shall be included within the term Incentive Stock Options, stock of a Subsidiary shall be included within the term Common Stock, and Options which, by their terms, provide that they shall not be treated as Incentive Stock Options shall not be taken into account.

          (c) Limits on Ten Percent Shareholders.  The price at which shares of
              ----------------------------------
Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 5.5 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

          (d) Federal Income Tax Treatment.  A share of Common Stock transferred
              ----------------------------
to an Optionee pursuant to his exercise of an Incentive Stock Option shall not be treated as a share transferred pursuant to the exercise of an Incentive Stock Option for federal income tax purposes unless (i) no disposition of such share is made by the Optionee within two (2) years from the date of the granting of the Incentive Stock Option nor within one (1) year after the transfer of such share to the Optionee, and (ii) at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the day three
(3) months before the date of exercise of the Incentive Stock Option, the optionee was an employee of either the Company, a parent of the Company or any Subsidiary. The employment requirement of Section 5.10(d)(ii) shall be waived if the Optionee's employment ceases as a result of death and the three month employment requirement of Section 5.10(d)(ii) shall be expanded to twelve (12) months if the Optionee's employment ceases as a result of a Total Disability.
Section 5.10(d)(i) shall not apply to an Incentive Stock Option exercised after the death of the Optionee.

          (e) Notice of Disposition; Withholding; Escrow.  An Optionee shall
              ------------------------------------------
immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of, and the price at which such shares were disposed of. The Company or any Subsidiary shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this
Section 5.10(e).

                                   ARTICLE VI
                           STOCK APPRECIATION RIGHTS
                           -------------------------

     6.1  General.  The Committee may grant Stock Appreciation Rights to any
          -------
individual who satisfies the eligibility requirements of Article 3 of the Plan. The Committee may grant Stock Appreciation Rights that cover (a) the same shares of Common Stock that are covered by an Option granted to an Optionee (or such lesser number of shares of Common Stock as the Committee may determine), or (b) shares of Common Stock that are not covered by an Option. Stock Appreciation Rights that are related to an Option granted under the Plan (such that the exercise of one automatically cancels the right to exercise all or a portion of the other) may be granted either at the time of the grant of such Option or at any time thereafter during the term of the Option and shall, except as provided in Section 6.3 hereof, be subject to the same terms and conditions as the related Option and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Committee. Any Stock Appreciation Right granted under the Plan that is granted independently of any Option (such that the exercise of one does not cancel the right to exercise all or a portion of the other) shall be exercisable at such time and under such circumstances as set forth in the grant of the Stock Appreciation Right but in no event shall any Stock Appreciation Right be exercisable later than the 10th anniversary of the date of its grant.

     6.2  Exercise and Payments.
          ---------------------

          (a) Each Stock Appreciation Right that is related to any Option shall entitle the holder of the related Option to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Option Price times the number of shares covered by the Option, or portion thereof, which is surrendered.

          (b) Upon exercise in whole or in part of a Stock Appreciation Right that is granted independently of any Option, the holder thereof shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the price per share stated in the grant of the Stock Appreciation Right times the number of shares covered by the Stock Appreciation Right, or portion thereof, which is exercised. The price per share stated in the grant of the Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date such Stock Appreciation Right is granted.

          (c) The grant of a Stock Appreciation Right shall state whether payment upon exercise shall be made solely in cash, in shares of Common Stock valued at Fair Market Value as of the date the right is exercised, or partly in shares and partly in cash, in the discretion of the Committee.

          (d) Subject to Sections 6.1, 6.2(c) and 6.3, Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. The value of any fractional shares shall be paid in cash.

     6.3  Restrictions.
          ------------

          (a) Subject to Sections 3.3, 6.1 and 6.2(c), each Stock Appreciation Right shall be exercisable at such time or times that any Option to which it relates shall be exercisable or at such other times as the Committee may determine in the grant of the right; provided, however, unless specifically stated otherwise in the Stock Appreciation Right Agreement, upon the occurrence of an actual or threatened change in control of the Company, as defined in
Section 5.6(b)(1) or (2) or in the event of the termination of the Grantee's employment by the Company as a result of the Grantee's death, Total Disability or Retirement, all Stock Appreciation Rights, to the extent not then fully exercisable, shall become immediately exercisable in full.

          (b) The Committee in its sole discretion may approve or deny in whole or in part a request to exercise a Stock Appreciation Right. Denial or approval of such request shall not require a subsequent request to be similarly treated by the Committee.

          (c) If an Optionee is granted a Stock Appreciation Right that is related to an Option, the right of an Optionee to exercise the Stock Appreciation Right shall be canceled if and to the extent the related Option is exercised. To the extent that a Stock Appreciation Right is exercised, a related Option shall be deemed to have been surrendered. The number of shares of Common Stock as to which the related Option was forfeited shall not become available for use under the Plan.

          (d) A holder of a Stock Appreciation Right shall have none of the rights of a stockholder unless and until shares of Common Stock are issued to him pursuant to his exercise of such right.

          (e) Notwithstanding any other Plan provisions to the contrary, in the event a Stock Appreciation Right is granted together with an Incentive Stock Option such that the exercise of one affects the right to exercise the other, the Stock Appreciation Right shall satisfy the following requirements:

               (1) the Stock Appreciation Right shall expire no later than the related Incentive Stock Option;

               (2) the Stock Appreciation Right shall be exercisable for no more than one hundred percent (100%) of the difference between the Option Price of the related Incentive Stock Option and the Fair Market Value of the Common Stock, subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised;

               (3) the Stock Appreciation Right shall be transferable only when the related Incentive Stock Option is transferable, and under the same conditions;

               (4) the Stock Appreciation Right may be exercised only when the related Incentive Stock Option is eligible to be exercised; and

               (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Common Stock subject to the related Incentive Stock Option exceeds the Option Price.

                                  ARTICLE VII
                                     LOANS
                                     -----

     7.1  Loans.  The Board or Committee may cause the Company to give or
          -----
arrange for financial assistance, in accordance with Section 7.2 of the Plan, to an Optionee or Beneficiary, for the purpose of providing funds for the purchase of Common Stock pursuant to the exercise of an Option granted under the Plan. Such a loan shall be made if, in the judgment of the Board or the Committee, such assistance may reasonably be expected to be in the best interests of the Company, shall be consistent with the certificate of incorporation and bylaws of the Company and applicable laws, and will permit the Common Stock to be fully paid and nonassessable when issued. The Board or Committee may not grant funds pursuant to this Section 7.1 in excess of ninety percent (90%) of the purchase price of the Common Stock. The amount of the funds granted to the Optionee or Beneficiary shall be determined in the Board's or the Committee's sole discretion.

     7.2  Promissory Note.  Upon the grant of financial assistance to an
          ---------------
Optionee or Beneficiary pursuant to Section 7.1 of the Plan, the Optionee or Beneficiary shall execute and deliver to the Company, or to any third party which the Company may designate, a negotiable promissory note or notes for such amount. The note shall be payable to the Company or its order, and payable in installments at such times and in such amounts as determined by the Committee, with the term of such note not to exceed five (5) years, and with interest on the unpaid balance at such rate as shall be fixed by the Committee (but not less than the applicable federal rate, as defined in the Code, compounded semiannually), payable with each installment. Upon delivery of the note to the Company, the Common Stock certificates shall be issued and delivered to the Optionee, or to his Beneficiary.

     7.3  Pledge.  The shares shall be pledged under an instrument or
          ------
instruments approved by the Committee, with the Company, or with any third party which the Company may designate, as security until payment for such shares is made in full or such shares are sold, canceled or forfeited upon default. During the period of such pledge, the Optionee or Beneficiary shall have all rights of ownership including, but not limited to, the right to vote such shares and receive dividends thereon, subject to the security interest of the pledgee.

                                 ARTICLE VIII
                                  DESIGNATION
                                  -----------

     8.1  Designation and Change of Designation.  Each Optionee shall file with
          -------------------------------------
the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. An Optionee may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall it be effective as of any date prior to such receipt.

     8.2  Absence Of Valid Designation.  If no such Beneficiary designation is
          ----------------------------
in effect at the time of an Optionee's death, or if no designated Beneficiary survives the Optionee, or if such designation conflicts with law, the Optionee's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company.

                                  ARTICLE IX
                          ADMINISTRATION OF THE PLAN
                          --------------------------

     9.1  Committee.  The Plan shall be administered by a Committee consisting
          ---------
of at least the minimum number of members required in order for the Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act and
Section 162(m) of the Code. Each member of the Committee shall be both a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m). Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

     9.2  Powers of Committee.  The Committee may interpret the Plan, prescribe,
          -------------------
amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations under, and interpretations of, the Plan, and take such other action, as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive upon all parties.

     9.3  Action by Committee.  A majority of the members of the Committee shall
          -------------------
constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authority to hold Committee meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     9.4  Grant of Option and/or Stock Appreciation Right.  Subject to the
          -----------------------------------------------
Provisions of the Plan, and after consultation with the Chief Executive officer of the Company, the Committee shall (a) determine and designate from time to time those Employees to whom Options and/or Stock Appreciation Rights are to be granted; (b) authorize the grant of Nonqualified Options, Incentive Stock Options, and/or Stock Appreciation Rights; (c) determine the number of shares subject to each Option and/or Stock Appreciation Right; and (d) determine the time or times when and the manner in which each Option and Stock Appreciation Right shall be exercisable and the duration of the exercise period. In making these determinations, the Committee may take into account the nature of the service rendered by respective Employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

          For purposes of accrual of an Optionee's rights under his or her Options and/or Stock Appreciation Rights, any period not exceeding 90 days during which an Optionee is on military leave of absence from the Company, or a longer period if such Optionee's reemployment is guaranteed by contract, will be treated as a period of employment of such Optionee. Unless an Optionee's reemployment is guaranteed by contract, beginning with the 91/st/ day, the Committee shall have the discretion to treat all or any portion of any period in excess of 90 days during which an Optionee is on military leave of absence as a period of employment of such Optionee by the Company. The Committee may also, in its discretion, treat all or any portion of any period during which an Optionee is on an approved leave of absence from the Company as a period of employment of such Optionee by the Company.

     9.5  Indemnification.  Current and past members of the Board or Committee
          ---------------
shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

     9.6  Reliance.  Each member of the Board or of the Committee, and each
          --------
officer and Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons. In no event shall any current or past member of the Board or Committee, or an officer or Employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

     9.7  Agents.  In administering the Plan, the Committee may employ, with the
          ------
approval of the Chief Executive Officer of the Company, accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.

                                   ARTICLE X
                           AMENDMENT AND TERMINATION
                           -------------------------

     10.1 Amendment.  The Committee from time to time and without further
          ---------
approval of the stockholders, may amend the Plan in such respects as the Committee may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (a) materially increase the number of securities which may be issued under the Plan to Insider Participants or (b) materially modify the requirements as to eligibility for participation in the Plan to add a class of Insider Participants; provided, further, that any increase in the number of shares available under the Plan for grant as Incentive Stock Options and any change in the designation of the group of employees eligible to receive Incentive Stock Options under the Plan shall be subject to shareholder approval in accordance with Section 422 of the Code. No amendment shall, without the Optionee's or Grantee's (or Beneficiary's) consent, alter or impair any of the rights or obligations under any Option or Stock Appreciation Right, previously granted to him under the Plan.

      10.2 Termination.  The Board, without further approval of the
           -----------
stockholders, may terminate the Plan at any time, but no termination shall, without the Optionee's or Grantee's (or Beneficiary's) consent, alter or impair any of the rights under any Option or Stock Appreciation Right, previously granted to him under the Plan.

     10.3 Periodic Review of  Plan.  In order to assure the continued
          ------------------------
realization of the purposes of the Plan, the Board and the Committee shall periodically review the Plan.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     11.1 No Rights as Shareholder.  No Optionee, Grantee, or Beneficiary shall
          ------------------------
have any rights as a shareholder with respect to any shares of Common Stock subject to his Option or Stock Appreciation Right, prior to the date of issuance to him of a certificate or certificates for such shares.

     11.2 No Rights to Continued Employment.  The Plan and any Option or Stock
          ---------------------------------
Appreciation Right granted under the Plan shall not confer upon any Optionee or Grantee any right with respect to continued employment by the Company, nor shall they interfere in any way with the right of the Company, or the right of the Optionee, to terminate the employment of the Optionee or Grantee at any time.

     11.3 Compliance with Other Laws and Regulations.  The Plan, the grant and
          ------------------------------------------
exercise of Options or Stock Appreciation Rights thereunder, and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. In making such a determination, the Committee shall rely upon an opinion of counsel for the Company.

     11.4 Payments to Person Other Than Employee.  If the Committee shall find
          --------------------------------------
that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or because he is a minor, then any payment due him (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     11.5 Use of Proceeds.  Proceeds from the sale of Common Stock under this
          ---------------
Plan shall be added to the general funds of the Company.

     11.6 No Right to Options and Stock Appreciation Rights.  The adoption of
          -------------------------------------------------
this Plan shall not be deemed to give any Employee any right to be granted an Option or Stock Appreciation Right, except to the extent and upon such terms and conditions as may be determined by the Committee.

     11.7 Withholding.  The Company shall not issue or transfer shares of Common
          -----------
Stock to an Optionee, Grantee, or Beneficiary upon the exercise of an Option or Stock Appreciation Right until the Optionee, Grantee, or Beneficiary pays the Company, either in cash, or in such other consideration as the Committee deems appropriate, the amount necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred with respect to the exercise of such Option or Stock Appreciation Right. Such other consideration may include, but not limited to, (a) Common Stock already owned by the Optionee, Grantee or Beneficiary or (b) a combination of cash and Common Stock. The Company shall determine the amount of such withholding liability and its decision shall be final, binding and conclusive upon the parties. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to an Employee such amounts as may be necessary to satisfy any tax withholding requirements.

     11.8 Nontransferability.  Options and Stock Appreciation Rights granted
          ------------------
under the Plan shall not be transferable other than by will or by the Laws of descent and distribution; provided, however, that the designation of a Beneficiary pursuant to Article 8 shall not constitute a transfer. During the lifetime of the Optionee or Grantee, an Option or Stock Appreciation Right shall be exercisable only by such Optionee or Grantee.

     11.9 Investment Representation.  Each Option and Stock Appreciation Right
          -------------------------
Agreement shall provide that, upon demand by the Committee, the Optionee or Grantee (or his Beneficiary) shall deliver to the Committee at the time an Option or Stock Appreciation Right, or any portion of an Option or Stock Appreciation Right, is exercised, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and/or that Optionee or Grantee will comply with such restrictions as may be necessary to satisfy the requirements of the federal or state securities law. Delivery of the representation required by this section shall be a condition precedent to the right of the Optionee, Grantee, or Beneficiary to purchase any shares of Common stock under this Plan.

     11.10  No Right, Title, or Interest in Company's Assets.  An Optionee or
            ------------------------------------------------
Grantee shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Optionee, Grantee, or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

     11.11  Headings.  Any headings preceding the text of the sections of this
            --------
Plan are inserted for convenience of reference only, and shall neither constitute a part of this Plan nor affect its meaning, construction, or effect.

     11.12  Governing Law.  All rights under this Plan shall be governed by and
            -------------
construed in accordance with the laws of New York.

     11.13  Pronouns.  The use of the masculine gender shall be extended to
            --------
 include the feminine gender wherever appropriate.